UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 02, 2023

DESTINATION XL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-34219	04-2623104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Turnpike Street
Canton, Massachusetts		02021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 828-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DXLG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On November 2, 2023, the board of directors of Destination XL Group, Inc. (the “Company”) approved the Destination XL Group, Inc. Sixth Amended and Restated Annual Incentive Plan (the “AIP”), in which the Company’s executives (including its Named Executive Officers) and certain other members of management are eligible to participate. The AIP was amended to, among other things, add the option of a "Structured Retirement," as defined in the Company's Fourth Amended and Restated Long-Term Incentive Plan ("LTIP"). Structured Retirement was previously added to the Company's LTIP to provide an opportunity for greater vesting upon retirement where the participant assists the Company in ensuring the succession of the participant’s position with the Company prior to the participant’s retirement. In order to be eligible to terminate in a Structured Retirement, the participant must terminate employment after meeting the age and service requirements set forth in the LTIP, the Committee must confirm through proper corporate action that the participant has met all of the succession planning objectives set by the Committee for the participant, the participant must continue to work until the date required by the Committee (which may not be more than 60 days after the Committee confirms that the objectives have been met), and the participant must execute a release of claims in favor of the Company. The final determination as to whether a Structured Retirement has been met is in the sole discretion of the Compensation Committee. The AIP was also amended to clarify certain definitions and descriptions under Section II, Eligibility and Section IV, Payment Calculations. The participation percentages for our Named Executive Officers in the AIP remain unchanged.

This summary of the AIP does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the AIP, included as Exhibit 10.1 to this filing, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Sixth Amended and Restated Annual Incentive Plan.

104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the interactive data file because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Destination XL Group, Inc.

Date:	November 7, 2023	By:	/s/ Robert S. Molloy
General Counsel and Secretary